Exhibit 99.2

Remarks of Bernard P. Aldrich
Rimage Corporation 4th Quarter/FYE 2005 Conference Call
February 21, 2006

•	Good afternoon and thanks for taking the time to participate in our fourth quarter earnings conference call.

•	Joining me today is Rob Wolf, our chief financial officer, who will review our recent operating results in some detail.

•	Also with us are Manny Almeida, our newly appointed chief operating officer, and Dave Suden, Rimage’s chief technology officer.

•	We will be pleased to take your questions at the conclusion of our opening remarks.

•	Since Regulation FD prohibits us from providing any guidance or other forward-looking statements unless they are simultaneously released to the public, we have provided financial guidance for the first quarter of 2006 in this afternoon’s earnings release.

•	It is important to understand that this guidance is subject to a number of risks that could affect our anticipated performance.

•	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.

•	Turning now to the subject of this conference call, our fourth quarter revenues rose 16% to $24.3 million from the year-earlier period.

•	Earnings came to $2.3 million or $0.22 per diluted share, down from $3.1 million or $0.31 per diluted share in the fourth quarter of 2004.

•	As I will discuss in a few minutes, our earnings were affected by approximately $800,000 of unforecasted expense related to the fourth quarter extension of an engagement with an international consulting group to support our strategic initiatives.

•	For full-year 2005, sales increased 35% to a record $95.4 million from $70.8 million in 2004.

•	Earnings for the year totaled a record $11.4 million or $1.10 per diluted share, up 25% from $9.1 million or $0.91 per diluted share in 2004.

•	Our strongly improved 2005 operating results were generated by robust sales of Producer CD/DVD publishing systems and related consumable supplies to virtually all of our targeted markets, including retail applications and medical imaging.

•	During the fourth quarter, we shipped the remaining $2.0 million balance of the previously reported $8.0 million order for Producer systems related to our continuing rollout into the retail market.

•	Rimage systems are now installed in more than 1,000 retail locations, where they are used for publishing photos, music and printed materials on CDs.

•	These retail roll-outs are expected to continue in 2006.

•	Several other national retail chains are now field testing Rimage systems in photo and music applications, which could lead to additional national rollouts in 2006.

•	Now, I will turn to our bottom line performance for the fourth quarter.

•	In the third quarter of 2005, we reported that the remaining $400,000 of expense related to the strategic analysis of Rimage’s current operations and potential new applications would be incurred during the final three months of 2005.

•	This forecasted expense was incurred as planned.

•	Later in the fourth quarter, we authorized a second phase of this strategic analysis to accelerate the implementation of the study’s findings, including the formulation of specific actions in support of our intensified business focus on mission critical applications.

•	Due to this extension, Rimage realized an additional $800,000 of expense in the fourth quarter, which contributed to the shortfall in earnings from our previously issued financial guidance.

•	We will incur the final balance of approximately $1.2 million for this strategic investment in the first quarter of 2006, when the consulting group’s engagement will be concluded.

•	As an organization that always has been managed from a long-term perspective, we believed it was absolutely essential to clearly chart Rimage’s strategic direction in a world characterized by rapidly changing technologies and markets.

•	Now, I would like to discuss this strategic investment in greater detail.

•	First, it was determined that Rimage’s greatest opportunity is in mission critical applications where our strengths in hardware and software are most valued by the customer.

•	Customers spanning a range of applications share similar characteristics in terms of requiring minimal production downtime, high disc production volumes and unique content on each disc.

•	As a result, when evaluating any application for our publishing systems, we must determine: a.) if it is mission critical to the customer, b.) if the customer requires customized, on-demand disc content, and c.) if the customer requires medium to high disc production volumes.

•	These are the characteristics of the value-added applications at which we excel.

•	Second, it was found that the optical technology which forms the basis for our CD/DVD publishing systems is expected to remain a strong growth medium.

•	In other words, technology obsolescence is not expected to erode our existing market opportunities in any material way over the foreseeable future.

•	In fact, the study uncovered a range of emerging, mission critical applications for optical technology that Rimage can serve over the next five to 10 years.

•	Blu-ray Disc or HD DVD technology represent the next generation of optical technology, and we are now developing new systems based on this high-capacity platform.

•	Third, the study found that we have substantial, long-term opportunities in our existing markets, which remain under-penetrated.

•	However, building upon our leading position will require continued investment in new products, sales and marketing and business management systems.

•	Fourth, the study found that mission critical applications offer the potential for generating significant volumes of recurring revenues in the form of consumable supplies like replacement printer ribbons/cartridges and blank CD/DVD discs.

•	And finally, the study determined that we are under-penetrated in selected geographies outside the U.S.

•	All in all, we believe this extensive process of fact-finding and implementation has further strengthened our long-term prospects by positioning Rimage to capitalize upon new opportunities that we can serve with our core competencies in mission critical CD/DVD publishing solutions.

•	Turning to the guidance contained in this morning’s release, we are forecasting earnings of $0.11 to $0.16 per diluted share on revenues of $20 to $22 million for the first quarter of 2006 ending March 31.

•	This guidance reflects several important factors.

•	First, we are not anticipating substantial retail-related shipments in the first quarter.

•	Although the outlook for our retail applications is very encouraging, sales into this market are expected to continue fluctuating between quarters due to customer rollout schedules.

•	Sales in the first quarter of 2005 totaled $21 million, which included retail sales of approximately $4 million.

•	With this in mind, the year-over-year growth of our “base line” business is expected to grow solidly in this year’s first quarter.

•	Second, our first quarter earnings guidance includes the impact of expenses of approximately $1.2 million related to the conclusion of our strategic consulting engagement.

•	And third, our first quarter earnings guidance was reduced by approximately $.02 per share of stock compensation expenses, due to the required adoption of SFAS No. 123(R), “Share Based Payment.”

•	We are optimistic about Rimage’s prospects for 2006 and look forward to reporting news of positive developments as the year unfolds.

•	Thank you. Now, Rob Wolf will review our fourth quarter results in some detail.

Remarks of Robert M. Wolf
Rimage Corporation 4th Quarter/FYE 2005 Conference Call
February 21, 2006

•	Thanks, Bernie

•	Since our top line growth has already been covered in some detail, I will only highlight a few points about our fourth quarter sales.

•	Reflecting the impact of our consumables strategy, recurring revenues in the form of replacement printer ribbons and cartridges, blank CD/DVD discs, parts and service contracts increased 31% in the fourth quarter of 2005 and accounted for 40% of sales, compared to 36% in the fourth quarter of 2004.

•	The growth of consumable supplies has been generated by the continued expansion of the worldwide installed base of CD/DVD publishing systems and Rimage’s strategic emphasis on this portion of our business.

•	International sales increased 10% in the fourth quarter and accounted for 38% of total sales, compared to 40% in the year-earlier period.

•	European sales, which continued to generate the majority of our international business, were affected by soft conditions in the European market.

•	Sales in Asia made a growing contribution in the fourth quarter, reflecting intensified sales efforts in these regions.

•	Currency effects had a minimal impact on worldwide sales in the fourth quarter and full-year 2005.

•	Rimage’s gross margin declined to 45% in the fourth quarter, from 48% in the third quarter and 47% in the fourth quarter of 2004.

•	The sequential gross margin decline resulted primarily from a shift in our fourth quarter sales mix.

•	During the fourth quarter, we also further strengthened our service organization, and the expenses associated with this initiative are included in cost of sales.

•	Our gross margin in the first quarter of 2006 is expected to be at or near the fourth quarter level.

•	Moving down the P&L, fourth quarter R&D expense of $1.3 million was virtually unchanged from the third quarter level and was up 8% from the year-earlier level.

•	Fourth quarter R&D expense equaled 6% of sales, up slightly from 5% of sales in this year’s third quarter but was unchanged in comparison to last year’s fourth quarter.

•	R&D expense in the first quarter of 2006 is expected to approximate the fourth quarter level.

•	Fourth quarter selling, general and administrative expense, which included approximately $1.2 million associated with our strategic study, came to $6.2 million, up slightly from $5.9 million in the third quarter and $4.3 million in the fourth quarter of 2004.

•	As a percentage of sales, fourth quarter SG&A came in at 26%, up from 21% in both this year’s third quarter and the fourth quarter of 2004.

•	The growth of SG&A during the past year has been driven by the need to strengthen our sales and marketing organization, implement business systems to accommodate our accelerating growth, and costs related to Sarbanes-Oxley compliance.

•	Excluding expenses related to the strategic study in the fourth and first quarters, SG&A in the first quarter of 2006 is expected to approximate the level recorded in the fourth quarter.

•	As we indicated in this afternoon’s release, there will be no additional expense associated with the strategic study following its conclusion next month.

•	During the coming year, we expect to invest more than $4 million on implementing an enterprise resource planning system that will significantly strengthen our ability to manage Rimage’s anticipated growth over the next few years.

•	Implementing this system will have a nominal impact on our profitability in the first quarter of 2006, but the pace of investment will ramp up in the second quarter.

•	Turning now to our balance sheet, cash and investments rose by $2.8 million to $64.5 million at the end of the fourth quarter from the level at the end of this year’s third quarter.

•	For the full year, cash and marketable securities rose by nearly $12 million, with substantially all of this gain generated by internal operations.

•	Stockholders’ equity rose to $76.5 million at the end of 2005, from $73.4 million at September 30 and $62.7 million at year-end 2004.

•	That wraps up our formal remarks, and now the conference call operator will poll you for any questions.